EXHIBIT 23.0

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-94782) and related Prospectus of Liberty Property Trust and Liberty Property Limited Partnership and to the incorporation by reference in the Registration Statement (Form S-3 No. 333-14139) and related Prospectus of Liberty Property Trust, of our report dated February 3, 1997, with respect to the Statement of Operating Revenues and Certain Operating Expenses for 650-660 E. Swedesford Road included in the Current Report on Form 8-K of Liberty Property Trust and Liberty Property Limited Partnership dated February 10, 1997 filed with the Securities and Exchange Commission.




                                                 /s/ FEGLEY & ASSOCIATES
Plymouth Meeting, Pennsylvania                   FEGLEY & ASSOCIATES
February 10, 1997

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